EXHIBIT 99.1

State of Indiana Selects INRANGE Consulting as a Prime Vendor

New York, NY - June 30, 2005 - INRANGE Consulting of Carmel, IN (ICC), a Zanett, Inc company (NASDAQ: ZANE), announced today that it has been selected to provide implementation and related services for Oracle's PeopleSoft Enterprise business application to the State of Indiana Office of Government Management Information Systems (GMIS). ICC will be one of six prime vendors who have been qualified to submit proposals for assisting the State of Indiana with these efforts over the next 2 years.

"As an Indiana based consulting company and Oracle partner certified in PeopleSoft, we are excited to be selected by the State of Indiana for this strategic, long-term initiative," stated Rob Wise, CEO of ICC. He added, "The continued rollout of the PeopleSoft solution will enable the State to gain access to information in a more timely and cost effective manner. We are proud to serve as a partner to make this happen for the State."

The State of Indiana currently uses PeopleSoft Financial Management, Human Capital Management and Supply Chain Management modules with several of its agencies and it is looking to continue the rollout across its remaining agencies.

About INRANGE Consulting
(www.inrangeconsulting.com)

INRANGE Consulting provides business enhancement and technology solutions including: business process assessment, selection, implementation, and re-engineering consulting services across the enterprise, including customer relationship management (CRM), supply chain management (SCM), human capital management (HCM) and financial management (FM) applications. Additional services include: architecture and infrastructure design, business intelligence, systems integration, custom application development and comprehensive program management leveraging business partners such as Oracle (NASDAQ: ORCL), Microsoft (NASDAQ: MSFT), Cognos (NASDAQ: COGN) and IBM (NYSE:IBM).

Contact:
INRANGE Consulting, Rob Wise
317-569-4400
info@inrangeconsulting.com

Certain statements in this news release regarding future expectations and plans for future activities may be regarded as "forward looking statements" within the meaning of the Securities Litigation Reform Act. These statements involve, among other things, known and unknown risks, uncertainties and other factors that may cause Zanett, Inc.'s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Zanett, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see Zanett, Inc.'s filings with the Securities and Exchange Commission.